UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2004

INLAND REAL ESTATE CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

            On November 5, 2004, Inland Real Estate Corporation (the “Company”) issued a press release announcing that the Company will require the mandatory exchange of all stock certificates issued with or under the CUSIP number 457461101.  The Company is initiating this mandatory certificate exchange to resolve certain issues affecting the settlement of trades in its common stock.  As part of the mandatory certificate exchange, the Company will change the CUSIP number for its common stock from 457461101 to 457461200.  Effective as of December 3, 2004, all persons possessing stock certificates with the old CUSIP number (457461101) will be required to turn in those certificates to the Company’s transfer agent, Registrar and Transfer Company, for new stock certificates with the new CUSIP number (457461200).  In addition, the Company will pay cash in lieu of all fractional shares that are currently (i) not held in the Company’s dividend reinvestment program (“DRP”) and (ii) held in a DRP account containing only a fractional position (i.e., less than one whole share in the aggregate).  Stockholders that hold less than one whole share in the aggregate, whether in the DRP or otherwise, will automatically receive a cash in lieu payment.  Such stockholders will receive a notice informing them of this cash in lieu payment.

The Information Agent for this mandatory certificate exchange will be The Altman Group.  All inquiries regarding the mandatory certificate exchange should be directed to the Information Agent at (800) 762-8412.

Copies of the press release, letter of transmittal, letter to stockholders and frequently asked questions list are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and are incorporated in their entirety in this Item 8.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits: See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	Executive Vice President, Chief Operating Officer and Treasurer

Date:  November 5, 2004

exhibit index

Exhibit No.                   Description

Press release of Inland Real Estate Corporation, dated November 5, 2004

Letter of Transmittal

Letter to Stockholders, dated November 5, 2004

Frequently Asked Questions about the Mandatory Stock Certificate Exchange